Exhibit 10.10

INMET S.A.

Ocampo 210 bis

Predio CCT

Rosario, Santa Fe, Argentina

January 21, 2016

This Is to inform you that SenesTech Inc., with domicile at 3140 N. Caden Court, Suite 1, Flagstaff, Arizona, United States, accepts the Agency Agreement with INMET S.A., dated January 20, 2016.

/s/ Loretta P. Mayer

For SenesTech Inc.

Name: Loretta P. Mayer

Title: CEO

Date: 01.21.2016

SenesTech, Inc.	3140 N. Caden Ct., Suite 1, Flagstaff, AZ. 86004	928-779-4143

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

City of Rosario, January 20, 2016

To

SenesTech Inc.

3140 N. Caden Court, Suite 1

Flagstaff, Arizona, United States

Attn. Tom Chesterman

Ref.: Offer - Agency

Dear Sirs,

INMET S.A. (“INMET”), domiciled at Ocampo 210bis, Rosario, Provincia de Santa Fe (CP 2000), hereby represented by Federico Trucco, addresses this letter to propose that SenesTech, Inc. (“SenesTech”), domiciled at 3140 N. Caden Court, Suite 1 Flagstaff, Arizona, United States (jointly with INMET, the “Parties”) enter into an Agency Agreement (the “Offer”), In case this Offer is accepted, the ensuing relationship between the Parties shall be governed by the terms and conditions attached hereto as Annex 1

This Offer shall be deemed accepted if you notify us of your acceptance in writing on or before January 21, 2016. If after said date we have not received your acceptance. this Offer shall loose all force and effect.

Sincerely,

INMET S.A.

/s/ Federico Trucco

Name: Federico Trucco

Title: Legal Representative

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

ANNEX I

AGENCY AGREEMENT, dated as of January 21, 2016, the “Effective Date”, hereinafter the “Agreement”, by and between SenesTech a Delaware corporation (“SenesTech”), and INMET S.A., a corporation incorporated under the laws of Argentina (“INMET” or “Agent”).

WHEREAS, SenesTech is a life science company that has developed a technology for managing animal pest populations through fertility control called ContraPest (hereinafter the “Product”);

WHEREAS, INMET is an industrial biotechnology company with expertise on the production and commercialization of industrial enzymes and fermentation technologies;

WHEREAS, SenesTech desires to register and sell the Product in the Territory and INMET desires to conduct the registration approval process and sell the Product in the Territory on behalf of SenesTech;

WHEREAS, SenesTech and INMET desire to establish the framework, terms and conditions upon which INMET will initially act as SenesTech’s agent for the regulatory approval of the Product in the Territory, and ultimately act as SenesTech’s agent for the commercialization of the Product in the Territory,

NOW, THEREFORE, in, consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

1.             Definitions

1.1           “Affiliate” means any corporation, firm, limited liability company, partnership, or other entity that directly or indirectly controls, or is controlled by, or is under common control with a Party to this Agreement. For the purpose of this definition, control means ownership, directly or through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity.

1.2           “Confidential Information” means (i) any proprietary or confidential information or material, including all trade secrets, in tangible form disclosed hereunder that is marked as “Confidential” at the time it is delivered to the receiving Party, or (ii) proprietary or confidential information or material, including all trade secrets, disclosed orally hereunder that is identified as confidential or proprietary When disclosed, provided however, that the above information shall not be deemed Confidential Information to the extent the receiving Party can establish by competent written proof that such information:

1.2.1           was already known to the receiving Party, other than under an obligation of confidentiality owed to the disclosing Party, at the time of disclosure;

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

1.2.2           was generally available to the public or otherwise part of the public domain at the time of its disclosure hereunder to the receiving Party;

1.2.3           becomes generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement or any other relevant confidentiality agreement;

1.2.4           is independently developed by the receiving Party without reference to any Confidential Information disclosed by the disclosing Party; or

1.2.5           was subsequently disclosed to the receiving Party by a person other than the disclosing Party without breach of any legal obligation to the disclosing Party.

1.3           “Product” means the ContraPest product set forth on Exhibit A.

1.4           “Regulatory Approval” means receipt of all necessary approvals from, the appropriate regulatory authorities whose purpose is to allow for the commercial production, culture, importation or exportation, and sale of the Product in the jurisdiction governed by such regulatory authority within the Territory,

1.5           “Regulatory Submission” means a submission of a regulatory package, referring to the Product, to a regulatory authority whose purpose is to allow for the commercial production, culture, importation or exportation, and sale of the Product for its intended use in the jurisdiction governed by such regulatory authority. All regulatory submissions will be made by INMET on behalf of and in the name of SenesTech.

1.6           “Territory” means Argentina.

2.             Appointment. SenesTech hereby appoints INMET to act as SenesTech’s agent for the Regulatory Approval and pre-sales marketing of the Product in the Territory and during the Term of this Agreement. This appointment is on an exclusive basis as set forth in Section 3 below.

3.             Commercialization: SenesTech and INMET agree to diligently pursue a definitive agreement to form a venture, in a corporate form to be determined, for the manufacturing of the Product and the commercialization of the Product in Argentina and other countries as may be mutually agreed, on general terms as attached hereto as Exhibit B.

4.             Exclusivity. SenesTech agrees that it will not (directly or indirectly) market, offer for sale or sell any Product to any person or entity (other than INMET) in the Territory during the Term of this Agreement.

5.             Diligence obligations

5.1           INMET Diligence Obligations. Subject to the terms and conditions set forth herein, INMET shall demonstrate commercially reasonable diligence in obtaining regulatory approvals.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

5.2.          General Contribution of SeneTech. SeneTech will supply to INMET those materials, data, and scientific and regulatory support necessary, so as to allow INMET to timely implement and perform its responsibilities under this Agreement

6.             Regulatory

6.1           Regulatory Approval. INMET shall be responsible for timely preparing all necessary Regulatory Submissions and using commercially reasonable efforts to obtain necessary Regulatory Approval to manufacture and commercialize Product within the Territory. All regulatory submissions and licenses shall be in the name of SenesTech.

6.2           Access to Regulatory Data. INMET and SenesTech will grant to each other access to all regulatory data within their control, including any regulatory dossier that may be developed, for use under this Agreement should INMET or SenesTech find the same useful and make a written request for the same. Without limiting the generality of the foregoing, INMET and SenesTech agree to coordinate their regulatory efforts and share information with one another with respect to the Product

6.3           Regulatory Management and Regulatory Studies. Except as otherwise provided herein, any and all costs attributable to the Regulatory Approval of the Product in the Territory, including third party costs incurred in connection with obtaining Regulatory Approvals for Product, shall be borne by INMET. To the extent that Regulatory Approval of Product within the Territory is dependent in whole or in part on Regulatory Approval of Product outside the Territory (and vice versa), INMET and SenesTech will coordinate their efforts in pursuit of such Regulatory Approval(s) and will negotiate and agree upon equitable allocation between them of the costs associated with obtaining such Regulatory Approval(s).

6.4.          Product Stewardship and Monitoring. The Parties agree that there may be product stewardship and monitoring requirements associated with obtaining a Regulatory Approval, and/or as a consequence of having received a Regulatory Approval. INMET in consultation with SenesTech will be responsible for determining the nature of such product stewardship and monitoring requirements and for design and implementation of such activities that may be necessary.

6.5.          Ownership of Regulatory Data. Any all data relating to the Regulatory Approval of the Products within the Territory shall be owned by and shall be considered Confidential Information of SenesTech (hereinafter “Regulatory Data”. INMET undertakes to execute any documents necessary to give effect to this Section.

7.             Penalty

In consideration for conducting the Regulatory Approval of the Product and in the event that Regulatory Approval is obtained or advanced significantly, and SenesTech unilaterally decides not to pursue commercialization within the Territory, or unilaterally decides to pursue commercialization within the Territory without the involvement of INMET as provided for in Exhibit B, SenesTech will pay to INMET XXXX.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

8.             Warranties

8.1.          NO WARRANTY. ANY AND ALL INFORMATION, TECHNOLOGY, AND MATERIALS PROVIDED UNDER THIS AGREEMENT ARE PROVIDED “AS IS.” EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY ANY PARTY UNDER THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PURPOSE.

8.2           LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, NEITHER PARTY SHALL BE LIABLE IN CONTRACT, TORT, OR OTHERWISE TO THE OTHER, OR ANY THIRD PARTY FOR SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF DATA, OR LOSS OF PROFITS OR REVENUE ARISING FROM ANY CAUSE WHATSOEVER, REGARDLESS OF WHETHER IT SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

9.             Indemnification.

(a)          INMET will indemnify, defend and hold harmless SenesTech and its officers, directors, employees, stockholders, agents, representatives, subsidiaries, parents and affiliates from all claims, damages, assessments, costs, losses and other expenses, including but not limited to reasonable attorneys’ fees and costs arising out of or resulting from any claim, demand, suit, action or other proceeding (collectively, “Claims”) to the extent that such Claim arises out of: (a) INMET’s breach of this Agreement, (b) any negligent act or omission of INMET, or (c) any Claim by any customer of INMET or any other third party related to the manufacture, use, distribution or sale of Product purchased hereunder.

(b)          SenesTech will indemnify, defend and hold harmless INMET and its officers, directors, employees, stockholders, agents, representatives, subsidiaries, parents and affiliates from all claims, damages, assessments, costs, losses and other expenses, including but not limited to reasonable attorneys’ fees and costs arising out of or resulting from any Claims to the extent that such Claim arises out of: (a) SenesTech’s breach of this Agreement, or (b) any negligent act or omission of SenesTech.

10.           Confidentiailty

10.1.          Confidential Information. Except as expressly provided in this Agreement, the Parties agree that, for the Term and for five (5) years thereafter or as long as trade secret law shall allow, whichever is longer, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by or otherwise obtained from the disclosing Party pursuant to this Agreement. Without limiting any provision of this Agreement, each of the Parties hereto shall be ressponsible for the observance by its employees of the confidentiality obligations set forth in this Agreement.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

10.2.          Permitted Disclosures. Except as otherwise limited by this Agreement, each Party may disclose the other Party’s Confidential Information and scientific data resulting from the activities conducted under this Agreement only (a) to its Affiliates, or to its advisors, financial investors, including prospective financial investors, and the agents or advisors of the foregoing and other similarly situated third parties on a need-to-know basis, if such Affiliates, and other permitted recipients agree to be bound by the terms of this Section 10 or have a fiduciary duty of confidentiality, and (b) to the extent such disclosure is reasonably necessary in connection with, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities, making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party’s Confidential Information, other than pursuant to a confidentiality agreement, it shall give reasonable advance notice to the latter Party of such disclosure and, to the extent permitted by law or regulations, shall cooperate with the original disclosing Party in any effort by the original disclosing Party to secure a protective order blocking the disclosure of, or otherwise affording confidential treatment to, such Confidential Information.

11.           Term and Termination.

(a)          Term. The term of this Agreement will start on the Effective Date and will expire the earlier of: (a) when the Parties incorporate a new company based on Argentina pursuant to the terms laid out in Exhibit B, or (b) one year.

(b)          Termination for Cause. Either party may terminate this Agreement: (i) upon the other party ceasing to conduct business, becoming or being declared by a federal bankruptcy court to be insolvent or bankrupt, or being the subject of any proceeding under the federal bankruptcy code relating to its insolvency that is not dismissed within 60 days; (ii) upon the appointment of a receiver for all or any portion of the other party’s business or operations; (iii) upon the assignment of all or substantially all the assets of the other party for the benefit of creditors; or (iv) upon the other party’s material breach of this Agreement, if the other party fails to cure such breach within 30 days after receipt of written notice specifying the breach in reasonable detail.

(c)          Survival.   The following Sections will survive termination of this Agreement: 7, 8, 9, 10, 11, 12(c), 12(d) and 13.

12.           Miscellaneous.

(a)          This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) may not be assigned by operation of law or otherwise: provided, that, either party may assign this Agreement to the surviving entity in the event of a merger, acquisition or sale of all or substantially all of the assets of such party. INMET hereby consents to the assignment by SenesTech of its rights and obligation under this Agreement to any subsidiary of SenesTech.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

(b)          Nonperformance of either party, except nonperformance of payment obligations, will be excused to the extent that performance is rendered impossible by any Act of God or circumstances beyond the control of a party and without its fault or negligence, including without limitation, fire, war, riots, flood, earthquake, failure of third party hardware or software, governmental acts or orders or restrictions, or power or communications failure (a “Force Majeure Event”), provided that the non-performing party gives prompt notice of such Force Majeure Event to the other party and makes all commercially reasonable efforts to remove such causes of non performance promptly and perform whenever such Force Majeure Event has ceased. In the event that the Force Majeure Event continues for greater than ninety days, either party may terminate this Agreement upon written notice to the other party, and upon such termination, neither party shall have any further obligation or liability to the other except as set forth in Section 7.

(c)          All notices and other communications hereunder: (i) shall be in writing, (it) shall be first given via email at the email address set forth below (or at such other email address for a party as shall be specified by like notice), and (iii) shall be deemed given if delivered by hand or sent via a reputable international overnight courier service to a party at the address of such party set forth below (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the business day following the date on which so sent.

If to SenesTech;	If to INMET:

SenesTech, Inc.	INMBT S.A.
Attn: Thomas C. Chesterman, CFO	Attn: Gustavo Schujman
3140 N. Caden Court, Suite 1	Ocampo 210 Bis
Flagstaff,	Rosario (2000)
Arizona, United States	Argentina
Email:
Gustave.schujman@indear.com.ar

(d)          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)          INMET will have no authority to bind or otherwise obligate SenesTech in any manner nor shall INMET represent to anyone that it has a right to do so.

(f)          The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

(g)          This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. Any dispute arising between the Parties in connection with construing and performance or non performance of the present Agreement shall be referred, failing agreement between the Paities, to the competent court of the state of Delaware.

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

EXHIBIT A

CONTRAPEST

[EPA’s application]

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

EXHIBIT B

Argentinean share corporation focused on the manufacturing of ContraPest (hereinafter NewCo)

a.	Currently favoring a share corporation structure, such as a Sociedad Anonirma.
b.	To be located in Rosario, to service the Argentinean and nearby markets
c.	51% voting control to SenesTech
d.	xxxx of economics to BC via a Shareholder Agreement or different share classes/preferences whereby Bioceres receives xxxx and to xxxx;
e.	NewCo to be an exclusive licensee of SenesTech (as an affiliate), and SenesTech’s exclusive distributions within the Territory;
f.	SenesTech would be responsible for the assembly of a production facility for the manufacture of the Product in the Territory, at Bioceres cost and in Bioceres’ facilities.
g.	SenesTech would provide training and production process supervision including Quality Control supervising as it is presented at EPA in the USA; BC would provide operating personnel and supply responsibilities.
h.	While focused initially in the Territory, SenesTech would buy from NewCo for other markets where cost effective
i.	NewCo will have preferential terms for the supply of components and other materials required for Product manufacturing

This structure may be duplicated in other areas where Bioceres has operations in the future

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Confidential treatment has been requested for portions of this agreement. This agreement omits the information subject to the confidential treatment request. Omissions are designated as “xxxx”. A complete version of this agreement has been submitted separately to the Securities and Exchange Commission.

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